                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             Filed by Registrant [X]
                  Filed by Party other than the Registrant [_]

                           Check the appropriate box:

[X] Preliminary Information Statement [_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_] Definitive Information Statement

                           UNITED LEISURE CORPORATION
           -----------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

               Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                           United Leisure Corporation
                       1990 Westwood Boulevard, Penthouse
                              Los Angeles, CA 90025

To Our Stockholders:

The purpose of this letter is to inform you that we intend to take the following action by written consent of our stockholders:

              To amend the Certificate of Incorporation to increase the authorized number of shares of stock from Thirty Million One Hundred Thousand (30,100,000) shares to One Hundred Million One Hundred Thousand (100,100,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share, and One Hundred Thousand (100,000) shares of Preferred Stock, par value $.01 per share and to delete the terms of an issue of Series A Preferred Stock previously issued but no longer outstanding.

Holders of a majority of our outstanding Common Stock owning approximately __% of the outstanding shares of our Common Stock (the "Majority Stockholders"), have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action under Delaware law and allows us to take the proposed action on or after August __,2002.

WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law and our Certificate of Incorporation and ByLaws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the Amendment to the Certificate of Incorporation. Please read the accompanying Information Statement carefully.

                                        By Order of the Board of Directors:


                                        Brian Shuster
                                        Chairman of the Board, President and
                                        Chief Executive Officer
                                        August __, 2002

                           UNITED LEISURE CORPORATION
                       1990 WESTWOOD BOULEVARD, PENTHOUSE
                              LOS ANGELES, CA 90025

                              INFORMATION STATEMENT

                                August ___, 2002

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about August __, 2002 to the stockholders of record of United Leisure Corporation (the "Company") at the close of business on July 29, 2002 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished to our stockholders to inform you of the adoption of a resolution by written consent by the holders of a majority of the issued and outstanding shares of our Common Stock, par value $.01 per share (the "Common Stock"). The resolution adopted by such holders of a majority of the issued and outstanding Common Stock (the "Majority Stockholders") gives us the authority to take the following actions (the "Stockholder Resolution"):

              To amend the Certificate of Incorporation to increase the authorized number of shares of stock from Thirty Million One Hundred Thousand (30,100,000) shares to One Hundred Million One Hundred Thousand (100,100,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share, and One Hundred Thousand (100,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and to delete the terms of an issue of Series A Preferred Stock no longer outstanding.

The Board of Directors of the Company (the "Board of Directors") has adopted resolutions authorizing the amendment of the Certificate of Incorporation to increase the number of authorized shares of stock, and recommended that the stockholders adopt a resolution approving the same.

As of the close of business on July 29, 2002, we had an aggregate of 20,511,375 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. Each issued and outstanding share of Common Stock is entitled to one vote per share.

The affirmative consent of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to approve the Stockholder Resolution in the absence of a meeting of stockholders. The Majority Stockholders are the beneficial owners of approximately ___% of the issued and outstanding shares of Common Stock. Accordingly, the requisite stockholder approval of the Stockholder Resolution was obtained by the execution of the Majority Stockholders' written consents in favor of such actions, allowing us to take such actions on or after August __, 2002.

Increase in Authorized Shares of Common Stock

General

Article FOURTH of the Certificate of Incorporation currently authorizes us to issue up to 30,100,000 shares of stock, consisting of 30,000,000 shares of Common Stock and 100,000 shares of Preferred Stock. As of the Record Date there were 20,511,375 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Accordingly, we currently have the authority to issue an additional 9,488,625 shares of Common Stock and 100,000 shares of Preferred Stock. The Company also has outstanding options and warrants to purchase an additional 7,398,599 shares of Common Stock. The Amendment to the Certificate of Incorporation (the "Certificate Amendment") attached hereto as Exhibit A, will, among other things, increase the number of authorized shares of Common Stock by 70,000,000 shares to an aggregate number of authorized shares of Common Stock of 100,000,000 shares. The number of authorized shares of Preferred Stock will remain at 100,000 shares, but the par value thereof is to be reduced to $.01 per share.

Consent Required

Approval of the Certificate Amendment requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholders, who beneficially own approximately __% of the outstanding shares of our Common Stock as of the Record Date, have given their consent to this amendment and accordingly, the requisite stockholder approval of the Certificate Amendment was obtained by the execution of the Majority Stockholders' written consent in favor of the Certificate Amendment.

Purpose of the Amendment to the Certificate of Incorporation

For the reasons set forth below, the Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the Company's Certificate of Incorporation as discussed herein. The purpose of the Certificate Amendment is to increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares.

The total number of issued and outstanding shares, on a fully-diluted basis, i.e., assuming exercise of all outstanding options and warrants, almost equals the authorized capital of the Company. The Company is in need of substantial additional capital, which can be raised by the issuance of additional equity securities, i.e., Common Stock. The Company's Board of Directors has authorized the execution and delivery of documentation which contemplates the private placement of 50,000,000 shares of Common Stock of the Company at a purchase price of $.50 per share. In addition, the Majority Stockholders approved the Certificate Amendment in order to enable this private placement to be consummated. The closing price of the Common Stock on the over the counter bulletin board was $1.01 per share on July 26, 2002. The Company intends to sell 50,000,000 of its shares of Common Stock to Dr. Andreas Ohle, a german investor, (the "Investor") who is unrelated to the Company. The purchase price was determined by arm's length negotiations between the parties. The consummation of the transaction is subject to filing of the Amended Certificate of Incorporation contemplated by this Information Statement. Thus, this transaction will constitute a "change of control" of the Company, as the Investor will own ___% of the issued and outstanding Common Stock of the Company after its consummation. The

Investor has also indicated that he may purchase additional shares of the Common Stock either in the public marketplace or in negotiated transactions with stockholders of the Company.

The Investor has indicated that it is his intention to expand the business of the Company by additional investment in the proprietary and patented technologies already developed by United Internet Technologies, Inc., a wholly owned subsidiary of the Company, as well as the pursuit of developing and marketing other technologies through acquisitions, partnerships and marketing programs. The proceeds of the proposed private placement will be utilized to fund these activities. The Purchaser has indicated that in order to accomplish acquisitions, additional authorized Common Stock will be required.

The proposed amendment to Article FOURTH of the Certificate of Incorporation is to increase the number of authorized shares of the Company's Common Stock in order to make additional shares of authorized Common Stock available for use by the Board of Directors as it deems necessary or appropriate and to have shares available for issuance pursuant to exercise of presently outstanding options and warrants. The amendment would provide additional authorized shares of Common Stock that may be used from time to time for corporate purposes that the Board of Directors may deem desirable, including, without limitation, financings, acquisitions, stock splits, stock dividends or other distributions, stock grants, stock options and employee benefit plans. The Board of Directors believes the availability of additional shares of Common Stock for such purposes without unnecessary delay will be beneficial to the Company by providing it with the flexibility required to consider and respond to future corporate opportunities and needs as they arise. The Company has no current plans with respect to the additional authorized but unissued shares of Common Stock that will result from the Certificate Amendment that it considers probable other than the private placement transaction described above.

Potential Effects of the Increase in Authorized Common Stock

Upon effectiveness of the Certificate Amendment and the consummation of the private placement to the Investor, our authorized shares of Common Stock will be utilized as follows:

                        Purpose                                        Number of Shares
                        -------                                        ----------------
        Outstanding Shares (as of June 30, 2002)                           20,511,375

        To be issued to the Investor                                       50,000,000

        Additional shares that are reserved for issuance  upon              7,398,599
        exercise of stock options outstanding and warrants

        Authorized but unissued shares of Common Stock                     22,090,026

                              Total Authorized Common Stock               100,000,000
                                                                          ===========

If the stockholders approve the proposed amendment to the Certificate of Incorporation, the Company will have additional authorized but unissued shares of Common Stock that may be issued without further action or authorization of the stockholders (except as required by law or the rules of the Electronic Bulletin Board or other stock exchange on which the Company's securities may then be listed). The proposed increase in the number of authorized shares of

Common Stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits of the law) in one or more transactions that could make a change of control more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share. In addition, the issuance of additional shares of Common Stock could have a dilutive effect on the voting power of the current stockholders because they do not have preemptive rights. Substantial additional issuances of Common Stock could also effect the market price of the Common Stock.

Deletion of Terms of Series A Preferred Stock

In 1984, the Company issued 16,000 shares of a Series A Preferred Stock to certain investors in a financing. None of such shares of Series A Preferred Stock remain outstanding, so the Certificate Amendment provides for the deletion of the terms of the Series A Preferred Stock from the Company's Certificate of Incorporation as it no longer has any effect.

Description of Capital Stock of United Leisure Corporation

Authorized Capital Stock

The Company's Certificate of Incorporation currently provides that the Company may issue 30,000,000 shares of Common Stock and 100,000 shares of Preferred Stock.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. All issued and outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for payment of all of the Company's debts and obligations and liquidation payments to holders of any outstanding shares of Preferred Stock.

Preferred Stock

The Board of Directors, without further stockholder authorization, is authorized to issue shares of Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on the Common Stock and one or more series of Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over the Common Stock and one or more series of Preferred Stock. Although the Company has no present plans to issue any shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Company or an unsolicited acquisition proposal.

The Company previously had issued and outstanding an issue of Series A Preferred Stock. No shares of such Series A Preferred Stock remain outstanding. The Certificate Amendment provides for the deletion of the terms and provisions of the Series A Preferred Stock from the Company's Certificate of Incorporation.

Ownership of Common Stock

The following table sets forth certain information regarding beneficial ownership of: (i) United Leisure Corporation ("ULC") Common Stock as of June 30, 2002, and (ii) United Internet Technologies, Inc. Common Stock as of June 30, 2002 ("UIT"): (a) by each person who is known by ULC to own beneficially more than 5% of such Common Stock; (b) by each of ULC's directors; (c) by each of the named executive officers; and (d) by all officers and directors of ULC as a group.

---------------------------------------------------------------------------------------------------------------
     Name and Address of         Number ULC Shares      Percentage      Number of UIT Shares     Percentage
    Beneficial Owner/(1)/       Beneficially Owned     Ownership of         Beneficially        Ownership of
                                     /(2)(3)/           Class/(3)/          Owned/(2)(3)/        Class/(3)/
===============================================================================================================
Brian Shuster                      1,150,000/(4)/          4.98%               1,750,000            5.11%
---------------------------------------------------------------------------------------------------------------
J. Brooke Johnston, Jr.              251,400/(5)/         **                           0            0
---------------------------------------------------------------------------------------------------------------
Victor A. Hollander                  100,000/(6)/         **                           0            0
---------------------------------------------------------------------------------------------------------------
Gerald M. Chizever                   125,000/(6)/         **                           0            0
---------------------------------------------------------------------------------------------------------------
Harry Shuster                      5,879,993/(7)/         25.28%                       0            0
---------------------------------------------------------------------------------------------------------------
All officers and directors as      1,626,401               4.99%               1,750,000            5.11%
a group (5 people)
---------------------------------------------------------------------------------------------------------------

**1ess than 1%

/(1)/ Each person's address is c/o United Leisure Corporation, 1990 Westwood Boulevard, Los Angeles, California 90025, unless otherwise noted.

/(2)/ Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

/(3)/ A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of warrants or stock options. Except as otherwise specified, each beneficial owner's percentage ownership is determined by assuming that warrants and stock options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof, have been exercised. Figures include options in UIT and ULC. All of the issued and outstanding shares of stock of UIT are owned by United Leisure.

/(4)/ Includes options to purchase 650,000 shares of Common Stock. Includes 80,000 shares held by Brian Shuster as trustee of each of Bennett Shuster Trust, Bentley Shuster Trust and Blake Shuster Trust and 300 shares held by Nita Shuster and Brian Shuster. Includes options to purchase __________shares of Common Stock.

/(5)/  Includes options to purchase 200,000 shares of Common Stock. Mr. Johnston also owns an undivided interest in options to purchase 30,000 shares of Common Stock held by an investment affiliate of his law firm, which are not included in the above table.

/(6)/  Includes options to purchase 100,000 shares of Common Stock.

/(7)/ Includes 111,000 shares of Common Stock held by Koorn N.V., all of whose capital stock is owned by Harry Shuster. Also includes 125,000 shares of Common Stock held by the Harry and Nita Shuster Charitable Foundation and 300 shares owned by Nita Shuster, the spouse of Harry Shuster. Does not include 10,000 shares owned by Bardene Shuster, 300 shares owned by Nita Shuster and Bardene Anne Shuster, 300 shares owned by Nita Shuster and Brian Shuster, and 300 shares owned by Nita Shuster and Stanley Shuster, as to all of which Harry Shuster disclaims beneficial ownership. Also includes options to purchase 2,606,950 shares of our Common Stock and 3,037,583 shares of our Common Stock owned directly by Harry Shuster. Does not include an aggregate of 480,000 shares of our Common Stock owned by trusts of which Harry Shuster's adult children are the beneficial owners. Until May 24, 1999, Harry Shuster served as Chairman of the Board, President and Chief Executive Officer and a director of United Leisure Corporation.

Interest of Certain Persons in Matters to be Acted Upon

To the knowledge of the Company, no person who has been a director or officer of the Company at any time since the beginning of the Company's last fiscal year or any associate of any such person has any direct or indirect substantial interest, by security holdings or otherwise, in any matter to be acted upon, as set forth in this Information Statement.

Incorporation of Financial Information

Our Annual report on Form 10-KSB for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission on April 1, 2002 is incorporated in its entirety by reference into this Information Statement.

As the requisite stockholder vote for the Stockholder Resolution, as described in this Information Statement, was obtained upon the delivery of the written consent of the Majority Stockholders, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

                                        By Order of the Board of Directors:

                                        Brian Shuster
                                        Chairman of the Board, President and
                                        Chief Executive Officer
                                        August __, 2002

                                INDEX OF EXHIBITS

A.     Form of Certificate of Amendment to Certificate of Incorporation

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           UNITED LEISURE CORPORATION

       United Leisure Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by a Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and providing that the written consent of the stockholders to such amendment should be obtained. The resolution setting forth the proposed amendment is as follows:

              RESOLVED, that the Certificate of Incorporation of this Corporation be amended by amending the Article thereof numbered "FOURTH" by substituting a new Article FOURTH as set forth below:

              FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million One Hundred Thousand (100,100,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value One Cent ($.01) per share, and One Hundred Thousand (100,000) shares shall be Preferred Stock, par value One Cent ($.01) per share (the "Preferred Stock). The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the written consent of the stockholders of the Corporation was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware, by which consent the necessary number of shares as required by statute consented to the amendment, and written notice of action taken by such stockholders' consent has been given as provided in Section 228 of the General Corporation Law.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the. General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Brian Shuster, an authorized officer, this _____ day of _________, 2002.


                                   By___________________________________________
                                                    Brian Shuster
                                          Chairman of the Board, President
                                             and Chief Executive Officer